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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  DECEMBER 30, 1999
                                                         -------------------


                            MJD COMMUNICATIONS, INC.
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             (Exact Name of Registrant as specified in its charter)


         DELAWARE                  333-56365                    13-3725229
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(State or other jurisdiction    (Commission File               (IRS Employer
     of incorporation)               Number)                 Identification No.)


      521 EAST MOREHEAD STREET, SUITE 250, CHARLOTTE, NORTH CAROLINA 28202
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code:  (704) 344-8150
                                                           ---------------------


                                      NONE
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              (Former name or former address, if changed since last

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Item 5. Other Events

           On December 30, 1999, Thomas H. Lee Partners, L.P. ("THL") and Kelso & Company ("Kelso") committed to invest up to $312 million and $70 million, respectively, in MJD Communications, Inc., a Delaware corporation (the "Company"). THL's initial investment would be in the form of nonvoting preferred equity of the Company and Kelso's investment would be in the form of nonvoting common equity of the Company. Both securities will convert to shares of the Company's Class A Voting common stock, par value $.01 per share, upon the receipt of all required regulatory approvals. Kelso is an existing stockholder of the Company.

           The Company intends to use its portion of the proceeds of the investments to (i) fund the acceleration of its competitive local exchange carrier business; and (ii) fund pending rural local exchange carrier acquisitions.

           On January 4, 2000, the Company executed definitive documentation with respect to the commitments described above in the form of a Stock Purchase Agreement (the "Stock Purchase Agreeement") entered into with affiliates of each of THL (the "THL Parties") and Kelso (the "Kelso Parties") and the other parties thereto. Pursuant to the Stock Purchase Agreement, on January 20, 2000, the THL Parties acquired approximately $282 million of the Company's Series D Preferred Stock, the Kelso Parties acquired $70 million of the Company's Class B Common Stock and certain institutional investors acquired $56 million of the Company's Class C Common Stock. The shares were purchased from both the Company, which received aggregate proceeds of approximately $173 million, and existing stockholders, who received aggregate proceeds of approximately $235 million.

           On January 20, THL committed to invest up to an additional $50 million in the Company.


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Item 7.       Exhibits


                  10.1 Stock Purchase Agreement, dated as of January 4, 2000, by and among the Company, the THL Parties, the Kelso Parties and the other parties thereto.

                  99.1     Press Release, dated January 3, 2000



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 MJD COMMUNICATIONS, INC.



                                 By: /s/ Walter E. Leach, Jr.
                                     -------------------------------------
                                     Walter E. Leach, Jr.
                                     Senior Vice President, Chief
                                     Financial Officer and Secretary


Date: February 4, 2000


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                                  EXHIBIT INDEX


                                                                  SEQUENTIALLY
                                                                    NUMBERED
  EXHIBIT NO.                       DESCRIPTION                       PAGE

     10.1     Stock Purchase Agreement, dated as of January 4,
              2000, by and among the Company, the THL Parties, the Kelso Parties and the other parties thereto.

     99.1     Press Release, dated January 3, 2000












                                       S-2